UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2020

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

ITEM 8.01.   OTHER EVENTS.

On March 18, 2020, Bimini Capital Management, Inc. (the “Company”) filed a Form 8-K and issued a press release (the “Release”) announcing its consolidated results of operations for the period ended December 31, 2019.  The Company intended to file its Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) after the close of business on March 19, 2020. However, due to unforeseen circumstances, the Company delayed the filing of its Form 10-K until March 27, 2020.  This 8-K revises certain unaudited amounts that were reported in the Release relating to the realizability of capital loss tax carry-forwards to conform with the audited financial statements filed in the Form 10-K. Specifically:.

• Deferred tax assets are $33,288,536 in the Form 10-K as compared to $34,003,255 in the Release;

• Total assets are $279,488,948 in the Form 10-K as compared to $280,203,667 in the Release;

• Book value per share is $3.44 in the Form 10-K as compared to $3.51 in the Release;

• Stockholders’ equity is $39,976,991 in the Form 10-K as compared to $40,691,710 in the Release;

• Net income and net income per share are $13,299,977and $1.09, in the Form 10-K as compared to $14,014,696 and $1.15 in the Release; and

• Income tax benefit and income tax benefit per share are $10,281,612 and $0.84 in the Form 10-K as compared to $10,996,331 and $0.90 in the Release.

The deferred tax asset valuation allowance does not impact cash flows as it is a non-cash GAAP accounting adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020	BIMINI CAPITAL MANAGEMENT, INC

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer